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Cendant Corporation

Exhibit 21

Subsidiary	Jurisdiction of Incorporation
TM Acquisition Corp.	DE
Cendant Mortgage Corporation	NJ
Coldwell Banker Real Estate Corporation	CA
Benefit Consultants, Inc.	DE
Fairfield Resorts, Inc.	DE
Fairfield Acceptance Corporation—Nevada	DE
Residential Equity LLC	DE
Pointeuro II Limited	UK
PHH Corporation	MD
PHH Solutions and Technologies, LLC	DE
Cendant Mobility Services Corporation	DE
Galileo International, Inc.	DE
Greyhound Funding LLC	DE
Resort Condominiums International, LLC	DE
SafeCard Services Incorporated	DE
Cendant Car Rental, Inc.	DE
Atrium Insurance Corporation	NY
Apple Ridge Services Corporation	DE
Netmarket, Inc.	DE
RCI Technology Corp.	CO
Ramada Franchise Systems, Inc.	DE
Super 8 Motels, Inc.	SD
Hewfant, Inc.	VA
Wright Express Financial Services Corporation	UT
Speedy Title & Appraisal Review Services Corporation	MD
FISI*Madison Financial Corporation	TN
PHH Canadian Holdings, Inc.	DE
Wright Express Solutions and Technologies, LLC	DE
PHH Financial Services, Inc.	MD
Travelodge Hotels, Inc.	DE
RCI Resort Management, Inc.	IN
Advance Ross Electronics Corporation	IL
Fairtide Insurance Ltd.	Bermuda
RCI Canada, Inc.	IN
Wright Express LLC	DE
Hamera Corp.	CA
Howard Johnson International, Inc.	DE
Wingate Inns International, Inc.	DE
Jackson Hewitt Inc.	VA
HFS Car Rental Holdings, Inc.	DE
Resort Condominiums International De Mexico S. De R.L. De C.V.	Mexico
Cendant Membership Services, Inc.	DE
Intercambios Endless Vacation IEV, Inc.	IN
Haddonfield Holding Corporation	DE
RMR Financial	CA
RCI Argentina, Inc.	IN
RCI Travel, LLC successor to RCI Travel, Inc.	DE, MI
Avis Fleet Leasing & Management Corp.	TX
Cendant Car Holdings, Inc.	DE
Cheap Tickets, Inc.	DE

Cendant Vacation Holdco, Inc.	DE
FISI*Madison L.L.C.	TN
Wizard Co., Inc.	DE
Non-Residential Assets LLC	DE
Days Inns Worldwide, Inc.	DE
Cendant Membership Services Holdings, Inc.	DE
Cendant Travel, Inc.	TN
Apple Ridge Funding LLC	DE
WIZCOM INTERNATIONAL, LTD.	DE
Avis Group Holdings, Inc.	DE
Avis Rent A Car Systems, Inc.	DE
Century 21 Real Estate Corporation	DE
Cendant Finance Holding Corporation	DE
Cendant Internet Group, Inc.	DE
Cendant Operations, Inc.	DE
PHH Vehicle Management Services LLC	DE
Cims Limited	UK
Cims SPA	Italy
Cims B.V.	Netherlands
Cims GmbH	Germany
Bassae Holding, B.V.	Netherlands
Cims Specialist Marketing (Pty) Limited	South Africa
Cendant Relocation (UK) Ltd.	UK
Cendant Relocation (UK) II Ltd.	UK
Cendant Relocation Services Ltd	UK
Cendant Property Services No. 2 Ltd.	UK
Cendant Europe Limited	UK
Pointeuro V Limited	UK
Pointscott	Scotland
Pointlux S.a.r.l.	Luxembourg
RCI Europe	UK
RCI Benelux S.A.	Belgium
RCI Pacific Pty. Ltd.	Australia
RCI Italia SRL	Italy
RCI France S.A.R.L.	France
RCI Finland OY	Finland
RCI Call Centre (Ireland) Limited	Ireland
PHH Vehicle Management Services Inc.	Canada
Canadian Lease Management Limited	Canada
PHH Leasing of Canada Limited	Canada
Holiday Cottages Group Limited	UK

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Cendant Corporation